UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2006

Hooper Holmes, Inc.

(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (908) 766-5000

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 10, 2006, Hooper Holmes, Inc. (the “Company”) and Fred Lash, the Company’s former Chief Financial Officer, entered into a Consulting Agreement pursuant to which Mr. Lash has agreed to provide additional advice and assistance to the Company from February 10, 2006 through March 31, 2006 at the rate of $150.00 per hour. The Company will also reimburse Mr. Lash for reasonable and documented expenses incurred by him in performing services for the Company. The Agreement may be terminated by either party at any time upon notice being given to the other in writing.

The Company previously reported in Current Reports on Form 8-K, filed with the Securities and Exchange Commission on July 19, 2005 and September 20, 2005 that Mr. Lash had entered into certain agreements with the Company pursuant to which Mr. Lash resigned as Chief Financial Officer of the Company. Those agreements will continue in full force and effect notwithstanding the new agreement described above. A copy of the Consulting Agreement is filed as Exhibit 10.1 to this Current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Consulting Agreement, dated February 10, 2006, by and between Hooper Holmes, Inc. and Fred Lash

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.

Date: February 13, 2006	By:	/s/ Joseph A. Marone
Joseph A. Marone
Vice President, Acting Chief Financial Officer

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